Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in GenCorp Inc.’s Registration Statement Nos. 333-91783, 333-35621, 333-61928, 33-28056, and 2-83133 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 2-98730, Post Effective Amendment No. 2 to Registration Statement No. 2-80440 on Form S-8, Post Effective Amendment No. 4 to Registration Statement No. 2-66840 on Form S-8, Amendment No. 1 to Registration Statement No. 333-90850 on Form S-3, Amendment No. 1 to Registration Statement No. 333-89796 on Form S-3, and Amendment No. 2 to Registration Statement No. 333-109518 on Form S-4 of our report dated January 28, 2004 (except for Notes 15 and 19e, as to which the date is November 3, 2004), with respect to the consolidated financial statements of GenCorp Inc. as of November 30, 2003 and 2002 and for the three years in the period ended November 30, 2003 included in this Current Report (Form 8-K) dated November 4, 2004.

/s/ Ernst & Young LLP

Sacramento, California
November 3, 2004

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